                                                                   EXHIBIT 10.33

         [Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.]


           EXCITE SERVICES DISTRIBUTION AND CO-BRANDED AREA AGREEMENT

This agreement ("Agreement") is entered into as of the 20th day of January, 1998 ("Effective Date"), by and between Excite, Inc., a California corporation, located at 555 Broadway, Redwood City, California 94063 ("Excite"), and Prodigy Services Corporation, a Delaware corporation, located at 44 S. Broadway, White Plains, New York 10601 ("Distributor").

                                    RECITALS

A. Excite maintains a site on the Internet at http://www.excite.com (the "Excite Site'") and owns and/or manages related Web sites worldwide (collectively, the "Excite Network") which, among other things, allows its users to search for and access content and other sites on the Internet.

B. Within the Excite Site. Excite currently organizes certain content into topical channels ("Excite Channels"), including a personalized Internet information service known as "My Channel".

C. Distributor provides interactive information, communication and transaction services through, among other delivery platforms, the Prodigy Internet service ("Prodigy Internet"), an Internet-based service, and the Prodigy Service ("Prodigy Classic"), an online service, for use by any individual, business, or entity now or hereafter authorized by Distributor to use Prodigy Internet or Prodigy Classic or both ("Prodigy Internet Subscribers" or "Prodigy Classic Subscribers," as applicable, and together referred to as "Distributor's Subscribers"). For purposes of this Agreement, unless otherwise stated, Prodigy Internet Subscribers and Distributor's Subscribers do not include Non-Excite Subscribers, as defined in Section 3(c) below.

D. Excite and Distributor wish to promote Excite's Internet search, navigation and content services to certain of Distributor's Subscribers. Excite and Distributor desire that Excite design, maintain and operate co-branded versions of its search, navigation and content aggregation services, to promote such co-branded services to certain of Distributor's Subscribers and to share revenue derived from their use.

Therefore, the parties agree as follows:

1. CO-BRANDED EXCITE SERVICES

   a) Excite will design and create Web pages ("Co-Branded Pages" or, collectively, the "Co-Branded Area") for Excite Search, Excite Channels and My Channel services which will prominently display the name and/or brands of both Distributor and Excite.

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   b)  Excite and Distributor will collaborate and mutually agree upon the appearance, content and user interface of the Co-Branded Pages.

   c) The Co-Branded Pages will conform to the product description attached hereto as Exhibit A. This product description may be changed by the mutual agreement of the parties.

   d) The Co-Branded Area will reside and be hosted on Excite's servers, similar to those used for Excite's generally available services on the Excite Site. Excite will have sole responsibility for providing and maintaining at its expense, the Excite Site, the Co-Branded Area and Excite's servers.

   e) Distributor may request reasonable revisions to the Co-Branded Pages. Excite will use reasonable efforts to accommodate Distributor's requested changes within three (3) days, but in no event later than fifteen (15) days, after receipt of Distributor's request.

   f) Distributor will have the right to replace individual top-level. Excite Channels with channels specified by Distributor if;

       i) Excite Channel content is not among the top three "best of breed" choices. To be among the best of breed choices requires that Excite content will at all times be at least comparable to any other source of similar topical content available on the Internet in terms of the following factors, taken as a whole; (i) breadth and depth of coverage; (ii) timeliness of content updates; and (iii) reputation and ranking based on a cross-section of third-party reviewers in terms of features, functionality, quality and other qualitative factors. In the event that an Excite Channel fails to meet these quality criteria, Distributor may request that Excite remedy the deficient factor(s) within forty-five (45) days or, if Excite is unable or unwilling to provide remedy, that Excite supplement the Excite Channel with another channel containing content designated by Distributor (a "Non-Excite Channel") on forty-five (45) days' written notice to Excite; and

       ii) Excite maintains a minimum of eighty percent (80%) of its existing channel structure after the inclusion of any Non-Excite Channel. The existing channel structure is defined as the selection of main channel links located on the start page of the Excite Site.

   g) Distributor may select up to two (2) subchannels containing content designated by Distributor (a "Non-Excite Subchannel") for inclusion on any top-level Co-Branded Channel Pages upon mutual agreement so long as

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

         [Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.]


       the Distributor selection is not in conflict with then existing Excite relationships. Examples of conflicts include, but are not limited to, cases where Excite has contractual agreements to provide exclusive or premier placement for certain content.

   h) Excite agrees that it will not sell, lease, barter, or give away to third parties the name, telephone number, email address, residential address, office address, and/or fax number of any of Distributor's Subscribers without Distributor's written consent. Excite further agrees that it will not send unsolicited email messages or other unsolicited communications to Distributor's Subscribers without Distributor's written consent.

   i) Excite will make reasonable commercial efforts to provide a co-branded version of the MailExcite free email service ("Co-Branded Mail") to Distributor's Subscribers of the Co-Branded Area. Prodigy Internet Subscribers who register for Co-Branded Mail will be given an email address which uses the domain name of "prodigyweb", or other domain name specified by Distributor prior to the launch of the Co-Branded Mail. The selection of a domain name other than "prodigyweb" will be subject to prior approval by Excite, such approval not to be unreasonably withheld.

   j) Excite will provide Distributor with five additional versions of the top-level page of the Co-Branded My Channel ("OEM Pages"), as specified in Exhibit A at no expense to the Distributor. At Distributor's request, Excite will provide additional OEM Pages to Distributor at a cost of [**] per OEM Page.

2. COMMUNITY SERVICES AND APPLICATIONS

   a) Excite will create up to fifty chat rooms to be made available as needed for the use of Distributor's Subscribers on topics to be specified by Distributor ("New Chat").

   b) Excite will create up to one hundred message boards on topics to be specified by Distributor ("New Boards").

   c) Excite will maintain and monitor the New Chat and New Boards referred to in Sections 2(a) and 2(b), above, at a level of service comparable to that provided on the Excite Site at the Effective Date of this Agreement.

   d) Excite will create co-branded versions of the following applications ("the Co-Branded Applications") for use by Prodigy Internet Subscribers:
       (i) Excite PAL "buddy list" and (ii) client and Java versions of Excite's chat application.

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3. LINKS TO THE CO-BRANDED EXCITE SERVICES

   a) Distributor will incorporate the Co-Branded My Channel service as the default home page for Prodigy Internet Subscribers, except as provided in
       Section 3(f) below.

   b) Distributor will be free to distribute versions of Prodigy Internet with OEM or affinity partners which do not include the Co-Branded My Channel service ("Non-Excite Versions") should such partner so desire, subject to
       Section 3(d), below.

   c) Subscribers to Non-Excite Versions ("Non-Excite Subscribers") will not be classified as Prodigy Internet Subscribers.

   d) At the end of any calendar month, Non-Excite Subscribers will not account for more than 25% of the sum of: (i) total Prodigy Internet Subscribers and (ii) Non-Excite Subscribers.

   e) The co-branded version of Excite Search will be the exclusive Internet search service promoted by Distributor to Distributor's Subscribers.

   f) At Distributor's option, Distributor may provide a default start page for Prodigy Internet Subscribers which is not a Co-Branded Page, provided that Distributor will incorporate the Co-Branded Area as the exclusive personalized service and Internet search and navigation service applications provided to Prodigy Internet Subscribers in the following manner:

       i) Distributor will display links to the co-branded versions of Excite Search, Excite Channels and My Channel services "above the fold" on the home page of Prodigy Internet. Any such home page(s) will exist or be maintained at Distributor's sole discretion. For purposes of the Agreement, "above the fold" means the area visible to a user viewing the default home page of Prodigy Internet using a standard Web browser without having to scroll up or down, or to the right or left, while viewing a standard screen size (e.g., a VGA display of 640 x 480 pixels) on a standard computer monitor.

       ii) If such change in presentation requires engineering or design changes by Excite, Distributor will use best efforts to provide as much advance notice of the required change in presentation as is practicable.

       iii) If, pursuant to Subsection (f) above, Distributor provides a default start page for Prodigy Internet Subscribers which is not a Co-Branded Page, and fewer than fifty percent (50%) of Prodigy Internet

                             Prodigy Confidential

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

         [Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.]


            Subscribers regularly access My Channel within three (3) months following such implementation, Excite will have the right to terminate the Agreement.

       iv) Excite may request reasonable revisions to the link(s) to the CoBranded Area. Distributor will use reasonable efforts to accommodate Excite's requested changes within fifteen (15) days of receipt of Excite's request.

4. IMPLEMENTATION

   a) Distributor and Excite will implement a test version of the Co-Branded Area and links to the Co-Branded Area as specified under Phase I in Exhibit A by February 13, 1998, and implement a final version by February 27, 1998 (the "Phase I Implementation Date").

   b) Distributor and Excite will make best efforts to implement a test version of the additional product features specified under Phase II in Exhibit A by March 13, 1998, but in no event later than March 20, 1998.
       Distributor and Excite will make best efforts to implement a final version of additional product features specified under Phase II in Exhibit A by March 17, 1998, but in no event later than April 3, 1998 (the "Phase II Implementation Date").

5. ADVERTISING AND REVENUE SHARING

   a) Excite will be solely responsible for selling advertising on the Co-Branded Pages and the Excite Site, except for Non-Excite Channels and Non-Excite Subchannels.

   b) Within thirty (30) days of the end of each calendar month during the term of the Agreement, Excite will make payment to Distributor (the "Distributor Payment") resulting from advertising on the Co-Branded Pages. For each calendar month, the Distributor Payment will be calculated as [**] during the calendar month and [**] during the calendar month.

   c) Total Net Ad Revenue will be calculated as total revenue generated from banner advertising sales on the Excite Network less: (i) Excite's sales agency discounts and commissions both internal and external and (ii) [**] of total revenue generated from banner advertising sales on the Excite Network (the "Content Expense"). Such sales agency discounts

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

         [Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.]

       and commissions will in no event exceed [**] of total revenue generated from banner advertising sales on the Excite Network.

   d) The Distributor Portion for a given calendar month will be defined as the product of: (i) 0.5 ("the Split") and (ii) total page views generated on the Co-Branded Area, excluding page views generated in conjunction with the Co-Branded Applications and Co-Branded Mail, for a given month divided by total page views generated on the Excite Network during the same month, including the Co-Branded Area but excluding page views generated in conjunction with Excite PAL, chat applications and MailExcite. (For purposes of illustration, see Exhibit D attached hereto.)

   e) Excite will calculate the Distributor Payment for each calendar month during the term of the Agreement and make payment to Distributor within thirty (30) days of the end of each calendar month.

   f) With each payment, Excite will provide to Distributor documentation reasonably detailing the calculation of the payment,

   g) Excite will maintain accurate records with respect to the calculation of payments due under the Agreement. Distributor may, upon no less than thirty (30) days prior written notice to Excite, cause an independent certified public accountant to inspect the records of Excite reasonably related to the calculation of such payments during Excite's normal business hours. The fees charged by such certified public accountant in connection with the inspection will be paid by Distributor, unless the payments made to Distributor are determined to have been less than ninety percent (90%) of the payment owed to Distributor, in which case Excite will be responsible for the payment of the reasonable fees for such inspection. In addition, if the audit reveals any underpayment between the amount owed and the amount actually paid by Excite during the audited period, Excite will correct the underpayment by paying Distributor the amount of such underpayment.

   h) Excite will make reasonable commercial efforts to exclude advertising from the Co-Branded Pages and the Co-Branded Applications from up to ten
       (10) advertisers as specified by Distributor in Exhibit E. [**].
       Not more than four times per calendar year, Distributor may update this list of advertisers. Within two (2) business days of receiving Distributor's written update, Excite will remove any advertising from such advertisers from the Co-Branded Pages and Co-Branded Applications.

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         [Confidential Materials omitted and filed separately with the
       Securities and Exchange Commission. Asterisks denote omissions.]


   i) Nothing herein shall be deemed to prohibit Excite from promoting its own services via banner advertising in the Co-Branded Pages, except in connection with promotions of any advertiser listed in Exhibit E.

6. PROMOTION OF THE CO-BRANDED AREA AND EXCITE SERVICES

   a) Excite will provide Distributor with the greater of: (i) [**] advertising banner impressions per quarter on the Excite Site, excluding the Co-Branded Area or (ii) [**] advertising banner for every [**] on the Co-Branded Area during the term of the Agreement. These banner advertisements will be used to promote Prodigy Internet at no cost to Distributor.

   b) At its discretion, Distributor will promote the Co-Branded Area in certain promotions which feature Prodigy Internet.

   c)  Distributor will promote the following Excite services on Prodigy
       Internet.

       i) Excite Search will be the exclusive Internet search and navigation search on all Web pages controlled by Distributor and provided to Prodigy Internet Subscribers in which Distributor displays links to internet search and navigation services. Distributor will not display any "above the fold" or graphic links to any of Excite's competitors, including, but not limited to, Alta Vista, HotBot, InfoSeek, Lycos, Search.com, Snap! or Yahoo!, or any other Web site promoting itself as a provider of internet search and navigation services.

       ii) Excite NewsTracker will be the exclusive personalized Internet news clipping service on all web pages controlled by Distributor and provided to Prodigy Internet Subscribers in which Distributor displays links to a personalized internet news clipping service ("Personalized Internet News Clipping Service"). Distributor will not display any "above the fold" or graphic links to any of Excite's competitors including, but not limited to, Alta Vista, HotBot, InfoSeek, Lycos, Search.com, Snap! or Yahoo!, or any other Web site promoting itself as a provider of a Personalized Internet News Clipping Service. For the purposes of this Agreement, a Personalized Internet News Clipping Service is an Internet search service which provides summaries of news articles from publicly available Web pages.

      iii) Distributor will create a Web page or pages promoting the distribution of the Co-Branded Excite PAL application to Prodigy Internet Subscribers. The promotional page or pages will be linked to Excite's FTP server to allow downloads of Excite PAL to Prodigy Internet Subscribers. Excite and Distributor will collaborate on the "look and

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

            feel" of the Excite PAL promotional page or pages. Unless a generally accepted standard emerges, Distributor will not promote buddy list applications other than Excite PAL, other than paid advertisements from other vendors and/or distributors of buddy list applications, to Prodigy Internet Subscribers.



       iv) Distributor will create a Web page or pages for Prodigy Internet Subscribers promoting registration for Co-Branded Mail to Prodigy Internet Subscribers. The promotional page or pages will be linked to a co-branded registration page for Co-Branded Mail. Excite and Distributor will collaborate on the "look and feel" of the Co-Branded Mail promotional page or pages. Other than paid advertisements from other vendors and/or distributors of free email services, Distributor will not promote free email services other than Co-Branded Mail to Prodigy Internet Subscribers.

        v) Excite Shopping Search will be the exclusive internet shopping search tool on all Web pages controlled by Distributor and provided to Prodigy Internet Subscribers in which Distributor displays links to Internet search shopping services. For the purpose of this Agreement a Internet shopping search tool is an Internet search service which provides internet-based shopping search services across a broad range of product categories and product providers.

7. REDISTRIBUTION

       With Excite's prior approval, Distributor will have the right to redistribute the Co-Branded Area to third-party marketing partners. Any affiliate partnerships among the Distributor, Excite and such third-party marketing partners which involve separate development or maintenance work may involve incremental costs to Distributor or such third party, such terms to be mutually agreed prior to the signing of any redistribution agreement.

8. USAGE REPORTS

       Excite will provide Distributor monthly standard usage reports via email, samples of which are contained in Exhibit C. At Distributor's request, Excite will make commercially reasonable efforts to provide Distributor with additional usage data.

9. SUPPORT

   a) Because the Co-Branded Area is based directly on the corresponding current, generally available Excite services, Excite will support, maintain and respond to any problems with the Co-Branded Area in exactly the

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       same manner and with the same timeliness that it supports, maintains and responds to any problems with the corresponding current, generally available Excite services.

   b) Upon signing of the Agreement, Excite will work with Distributor to implement a customer service plan for Distributors Subscribers.

10. TRADEMARK OWNERSHIP AND LICENSE; USAGE APPROVAL



    a) Distributor will retain all right, title and interest in and to its trademarks, service marks and trade names worldwide, subject to the limited license granted to Excite hereunder.

    b) Excite will retain all right, title and interest in and to its trademarks, service marks and trade names worldwide subject to the limited license granted to Distributor hereunder.

    c) Each party hereby grants to the other a non-exclusive, limited license to use its trademarks, service marks and or trade names ("Trademarks") only as specifically described in this AGREEMENT All such use -shall be in accordance with each party's reasonable policies regarding advertising and trademark usage as established from time to time.

    d) Each party shall provide the other for review all promotional, advertising and other materials using or displaying the other party's Trademarks, and shall not distribute or otherwise use `them without the other party's prior written approval, which shall not be unreasonably withheld or denied. If, however, the party from whom approval is sought does not respond to the other party's request for approval within live
       (5) days of receipt of the materials using or displaying the other party's Trademarks, approval shall be deemed to have been given. In addition, the requirement for prior approval shall not apply to the use, distribution and/or duplication as permitted hereunder of any materials that the party which owns the Trademarks provides to the other party for such use, distribution and/or duplication.

    e) Upon the expiration or termination of the Agreement, each party will cease using the trademarks, service marks and/or trade names of the other except;

           (i) as the parties may agree in writing; or

          (ii) to the extent permitted by applicable law.

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

         [Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.]


11. TERM AND TERMINATION

    a) The term of the Agreement will begin on the Effective Date and, unless terminated pursuant to this Section or Section 3(f)(iii) above or renewed in accordance with this Section, will end three (3) years thereafter (the "Initial Term"). At the end of the Initial Term, the Agreement shall automatically be renewed for successive one-year terms (each, being a "Renewal Term") upon the same terms and conditions as set forth in this Agreement, unless Excite notifies Distributor in writing that it does not want to renew the Agreement at least six (6) months prior to the end of the Initial Term or Renewal Term, as applicable.

    b) Distributor may terminate the Agreement upon sixty (60) days' prior written notice to Excite. In the event that the Agreement is terminated as provided under this Section 11(B) earlier than six (6) months from the Effective Date, Distributor acknowledges that Excite may be subjected to damages. lost profits and lost business opportunities and that the amount of any such damages, lost profits and lost business opportunities will be difficult to ascertain with certainty. The parties agree that fair compensation in lieu of such damages, lost profits and lost business opportunities will be for Distributor to pay Excite [**].

    c) Either party may terminate the Agreement if the other party materially breaches its obligations hereunder and such breach remains uncured for thirty (30) days following the notice to the breaching party of the breach.

    d) All payments that have accrued prior to the termination or expiration of the Agreement will be payable in full within thirty (30) days thereof.

    e) To compensate Excite for its costs of developing and initiating access to the Co-Branded Area, Distributor agrees to pay Excite [**] unless Excite's share of advertising revenue from page views in the Co-Branded Area exceeds this amount within six (6) months from the date at which the My Channel is provided as the default start page for Prodigy Internet Subscribers (the "Launch Date") or the date Distributor provides a default start page for Prodigy Internet Subscribers pursuant to Section 3
       (f), above. This amount is due eight (8) months from the Launch Date or the date Distributor provides a default start page for Prodigy Internet Subscribers pursuant to Section 3 (f), above, or upon termination of the Agreement, whichever occurs first.

    f) Ninety (90) days prior to the expiration of the Agreement, Excite will provide Distributor with all relevant account information related to Prodigy internet Subscribers, including but not limited to: (i) personalization data

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         related to Prodigy Internet Subscribers' My Channel accounts (ii)
         subscribers' stock portfolio information related to Prodigy Internet Subscribers' My Channel accounts and (iii) addresses and contents of all Co-Branded Mail accounts.

     g)  Following either: (i) a notice of termination under Section 11(a) or
         Section 11(b) or (ii) the date of termination under Section 11(c), above, Excite will provide Distributor with information listed in
         Section 11(f), above. Excite will make best efforts to provide such information to Distributor within thirty (30) days of the date of a termination notice under Section 11 (a) or Section 11(b) or the date of termination under Section 11(c).

     h) The provisions of Section 1 (h) (Co-Branded Excite Services), (Section 12 (Confidentiality), Section 13 (Representations and Warranties).
         Section 14 (Indemnity). Section 15 (Limitation of Liability), Section 16 (Dispute Resolution) and Section 17 (General) will survive any termination or expiration of this Agreement.

12.  CONFIDENTIALITY

     a) For the purposes of this Agreement, "Confidential Information" means information about the disclosing party's (or its suppliers') business or activities that is proprietary and confidential, which shall include all business, financial, technical and other information of a party marked or designated by such party as "confidential or "proprietary"; or if disclosed orally or visually only, is defined as confidential or proprietary at the time of disclosure and is promptly thereafter summarized in a non-confidential memorandum to the receiving party.

     b) Confidential Information will not include information that (i) is in or enters the public domain without breach of this Agreement, (ii) the receiving party lawfully receives from a third party without restriction on disclosure and without breach of a nondisclosure obligation or (iii) the receiving party knew prior to receiving such information from the disclosing party or develops independently without access to Confidential Information.

     c) Each party agrees that (i) it will not disclose to any third party or use any Confidential Information disclosed to it by the other except as expressly permitted in this Agreement and (ii) it will take all reasonable measures to maintain the confidentiality of all Confidential Information of the other party in its possession or control, which will in no event be less than the measures it uses to maintain the confidentiality of its own information of similar importance.

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

     d) Notwithstanding the foregoing, each party may disclose Confidential Information (i) to the extent required by a court of com petent
         jurisdiction or other governmental authority or otherwise as required by law or (ii) on a "need-to-know" basis under an obligation of confidentiality to its legal counsel, accountants, banks and other financing sources and their advisors.

     e) The information contained in the usage reports and advertising payment calculations provided by Excite hereunder will be deemed to be the Confidential Information of Excite.

     f) The terms and conditions of this Agreement will be deemed to be the Confidential Information of each party and will not be disclosed without the written consent of the other party.

13.  REPRESENTATIONS AND WARRANTIES: OWNERSHIP AND PROPERTY RIGHTS

     a) Each party represents and warrants to the other that this Agreement has been duly executed and delivered and constitutes a Icxxxx - valid and binding obligation enforceable against it - in accordance with the Agreement's terms.

     b) Excite represents and warrants that (i) the Excite Search and Excite navigation services do not and will not infringe or violate any patent, copyright, trademark, rights of privacy and publicity or any other intellectual property right of and will not cause injury to any third party; (ii) Excite will be fully responsible for the content which is authored or programmed by Excite on the Co-Branded Area, which will include, all text, graphics, software, information, and other content viewable or obtainable in or through the Co-Branded Area, including, but not limited to, any databases, multimedia material (whether or not interactive), and any other information and materials, but excluding information obtained by Distributor's Subscribers from publicly available Web sites where Excite's sole contribution is to provide the tools whereby Distributor's Subscribers can access such information (the "Excite Content"); (iii) the Excite Content is Excite's own and original creation, except for Information validly licensed to Excite for use by others or that is in the public domain; (iv) the Excite Content will not constitute a libel or defamation or infringe or violate any copyright, trademark, rights of privacy and publicity and will not cause injury to any third party; (v) it has full ownership of all intellectual property required to operate and promote the Co-Branded Area (other than ,the Prodigy Trademarks licensed hereunder);
         (vi) the Excite Content is legal and conforms to all applicable laws and regulations; and (vii) the Excite Trademarks licensed to

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

         Distributor for use hereunder are owned by Excite, or are validly licensed to Excite, and Excite has the right to license such Excite Trademarks hereunder and they do not infringe or violate any patent, trademark, trade secret, copyright or other proprietary right of any third party.

     c) Distributor represents and warrants that the Distributor's Trademarks licensed to Excite for use hereunder are owned by Distributor, or are validly licensed to Distributor for use hereunder, and Distributor has the right to license such Distributor Trademarks hereunder.

14.  INDEMNITY

     a) Each party (the "Indemnifying Party") will indemnify, defend and hold harmless the other party (the "Indemnified Party"), its successors and assigns and any of its and their affiliates, officers, directors, employees, consultants and agents from and against - and all claims, liability, damages and/or costs, including, but not limited to, reasonable attorneys' fees and disbursements incurred by the Indemnified Party in any action or proceeding between Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise arising from (i) the breach of any warranty or representation in this Agreement by the Indemnifying Party;
         (ii) a failure by the Indemnifying Party to comply in any material respect with any governmental law, statute, ordinance, administrative order, rule or regulation: or (iii) a statement of the Indemnifying Party containing misleading or inaccurate references to the Indemnified Party or its products or services in any of the Indemnifying Party's advertising or promotional materials of which the Indemnified Party for which written approval was required and not obtained.

     b) The Indemnified Party will promptly notify the Indemnifying Party of any and all such threats, claims and will reasonably assist the Indemnifying Party with the defense and/or settlement thereof: provided that, if any settlement requires an affirmative obligation of, results in any ongoing liability to or prejudices or detrimentally impacts the Indemnified Party in any way and such obligation, liability, prejudice or impact can reasonably be expected to be material, then such settlement shall require the Indemnified Party's written consent (not to be unreasonably withheld or delayed) and the Indemnified Party may have its own counsel in attendance at all proceedings and substantive negotiations relating to such claim.

     c) EXCEPT AS SPECIFIED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES, INCLUDING ALL IMPLIED WARRANTIES

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                                      13

         OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE REGARDING SUCH SUBJECT MATTER.

15.  LIMITATION OF LIABILITY

         EXCEPT UNDER SECTION 14(a), IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, WHETHER OR NOT THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

16.  DISPUTE RESOLUTION

     a) The parties agree that any breach of either of the parties' obligations regarding trademarks, service marks, trade names and/or confidentiality would result in irreparable injury for which there is no adequate remedy at law. Therefore, in the event of any breach or threatened breach of a party's obligations regarding trademarks, service marks, trade names and/or confidentiality, the aggrieved party will be entitled to seek equitable relief in addition to its other available legal remedies in a court of competent jurisdiction. For the purposes of this section only, the parties consent to venue in either the state courts of the county in which the initial defendant to the action has its principal place of business or the United States District Court for the district in which the initial defendant to the action has its principal place of business.

     b) In the event of disputes between the parties arising from or concerning in any manner the subject matter of this Agreement, other than disputes arising from or concerning trademarks, service marks, trade names and/or confidentiality, the parties will first attempt to resolve the dispute(s) through good faith negotiation. In the event that the dispute(s) cannot be resolved through good faith negotiation, the parties will refer the dispute(s) to a mutually acceptable mediator for hearing in the county in which the party against whom the action is initially brought has its principal place of business.

     c) In the event that disputes between the parties arising from or concerning in any manner the subject matter of this Agreement, other than disputes arising from or concerning trademarks, service marks, trade names and/or confidentiality, cannot be resolved through good faith negotiation and mediation, the parties will refer the dispute(s) to the American Arbitration Association for resolution through binding arbitration by a single arbitrator pursuant to the American Arbitration Association's rules applicable to commercial disputes. The arbitration will be held in the county in which the party against whom the action is initially brought has its principal place of business.

17.  GENERAL

     a)  Assignment. Neither party may assign this Agreement, in whole or in
         ----------
         part, without the other party's written consent (which will not be unreasonably withheld), except that no such consent will be required in connection with a merger, reorganization or sale of all, or substantially all, of such party's assets. Any attempt to assign this Agreement other than as permitted above will be null and void.

     b)  Governing Law. This Agreement will be governed by and construed in
         -------------
         accordance with the laws of the state of New York, notwithstanding the actual state or country of residence or incorporation of either party.

     c)  Notice. Any notice under this Agreement will be in writing and
         ------
         delivered by personal delivery, express courier, certified or registered mail, return receipt requested, and will be deemed given upon personal delivery, one (1) day after deposit with express courier or three (3) days after sent, with proper postage and address, via certified or registered mail. Notices will be sent to a party at its address set forth below (and if to Distributor, to the attention of Vice President - Business Development and to the attention of its General Counsel, with a courtesy copy to notices@prodigy.net or such other address as that party may specify in writing pursuant to this Section.

     d)  No Agency. The parties are independent contractors and will have no
         ---------
         power or authority to assume or create any obligation or responsibility on behalf of each other. This Agreement will not be construed to create or imply any partnership, agency or joint venture.

     e)  Entire Agreement. This Agreement is the complete and exclusive
         ----------------
         agreement between the parties with respect to the subject matter hereof, superseding any prior agreements and communications (both written and oral) regarding such subject matter. This Agreement may only be modified, or any rights under it waived, by a written document executed by both parties.

     f)  Severability. In the event that any of the provisions of this Agreement
         ------------
         are held by to be unenforceable by a court or arbitrator, the remaining portions of the Agreement will remain in full force and effect.

     g)  Force Majeure. Any delay in or failure of performance by either party
         -------------
         under this Agreement will not be considered a breach of this Agreement and will be excused to the extent caused by any occurrence beyond the reasonable control of such party including, but not limited to, acts of God, power outages and governmental restrictions.

Prodigy Services Corporation                Excite, Inc.

By: /s/ Peter Glusker                       By: /s/ Robert C. Hood

Name: PETER GLUSKER                         Name: ROBERT C. HOOD

Title: VICE PRESIDENT                       Title: EVP-CFO

Date: 1/22/98                               Date: 1/21/98

[SEAL APPEARS HERE]


contract7                   Prodigy Confidential

                                   EXHIBIT A


                             PRODUCT SPECIFICATIONS

PHASE I
-------

Timing

         Excite will implement Phase I as described in this Exhibit A by the Phase I Implementation Date, as defined in Section 4, above.

General

     a) Advertising banners are allowed on all Co-Branded Pages and all pages of the Excite Site, as specified in Section 5, above.

     b) The presence of advertising in the Co-Branded Area will be consistent with that of similar pages on the Excite Site.

My Channel

a) The co-branded version of My Channel will be co-branded so that the Distributor logo and Distributor signature are present on the My Channel start page. This logo and signature will link to www.prodigy.net.

b) Advertising banners may be displayed on the co-branded My Channel start page.

c) The co-branded My Channel will contain links to Excite Channels which will not be co-branded.

d)   The start page of the co-branded My Channel will include the following:

         An area containing up to six (6) text links of up to thirty (30) characters in length to be programmed by Distributor which may include, inter alia, the following: (i) a link to the Prodigy Help Center and
         (ii) links to content produced by either Distributor and/or third parties.

         A content module which may display up to five (5) promotional messages or communications to Prodigy Internet Subscribers and links to web pages set up and maintained by Distributor or third parties. It is Distributor's responsibility to provide content for this module.


contract7                                 Prodigy Confidential

e) Five (5) OEM Pages as described in Section 1 (j), above. The OEM Pages will be identical to the co-branded version of My Channel with the exception of the elements described in Section (d), above, of this Exhibit A.

Excite Search

       The Excite Search service will be co-branded so that the Distributor's logo and signature are present on the top level (entry page) and all pages that return search results. This logo and signature will link to www.prodigy.net.

PHASE II
--------

TIMING

       Excite will implement Phase II as described in this Exhibit A by the Phase II Implementation Date, as defined in Section 4, above.

General I

    a) All pages of the Co-Branded Area will be co-branded so that the Distributor logo and Distributor signature are present as on the My Channel start page. This logo and signature will link to vwww.prodigy.net.

    b) Phase II will incorporate all of the elements of Phase I, with the following exceptions:

       i)   Excite Channels

              Excite will provide a co-branded version of all Excite Channels as part of the Co-Branded Area.

              Co-branded versions of the Excite Channels will contain modules on their top-level pages to be programmed by Distributor to contain up to two (2) subchannels at Distributor's option in accordance with Section 1(g), above.

       ii)  My Channel

              Links to Excite Channels from the Co-Branded My Channel will be replaced with links to co-branded versions of Excite Channels.

       iii) Excite PAL and Chat

              Excite will provide the Co-Branded Applications for use by Prodigy Internet Subscribers.


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                                      18

       iv)  Co-Branded Mail

              Excite will make reasonable commercial efforts to provide Co-Branded Mail, as described in Section 1(i), above.



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                                      19

                                   EXHIBIT B

                            IMPLEMENTATION SCHEDULE

a) No later than two (2) weeks after the signing of the Agreement. Excite will deliver to Distributor a mock-up template of the Co-Branded Pages based on Excite's product specification, as defined at time the Agreement is signed.

b) No later than one (1) week after delivery of the initial mock-up, Distributor must respond to the mock-up template with comments or waive any changes to the mock-up template.

c) Further changes to the mock-up template will be made an as-needed basis. However, the final version of the mock-up template must be completed and approved fourteen (14) days prior to scheduled implementation date. Failure to have final approval fourteen (14) days in advance of the scheduled implementation date may result in a delayed implementation date. Delayed implementation dates will be rescheduled solely according to the availability of Excite's engineering resources.


contract7                                   Prodigy Confidential

                                   EXHIBIT C

                        SAMPLE  STANDARD USAGE REPORTS

                               [TO BE PROVIDED]




                             Prodigy Confidential

         [Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.]


                                   EXHIBIT D

                   SAMPLE CALCULATION OF DISTRIBUTOR PAYMENT



Excite,Inc.
Revenue Sharing Calculation Worksheet
Prodigy

                                                                    Prodigy
             Total     Total Cobranded              Total          Portion of
            Network        Prodigy                  Banner           Gross          [**]            [**]             Revenue
Month      Pageviews      Pageviews       %         revenue         Revenue        Agency Fee     Content Fees        Share
1-98         [**]           [**]         [**]         [**]           [**]             [**]           [**]             [**]


------------------------------------------------------------------------------------------------------------------------------------
Cumulative
totals       [**]           [**]                      [**]           [**]             [**]           [**]             [**]
------------------------------------------------------------------------------------------------------------------------------------
                                                         Prodigy
                                   --------------------------------------------------------------
                   Payment                Net               Floor            Amount
                   Ratio                Amount              [**]              Due

                    [**]                 [**]               [**]              [**]


-------------------------------------------------------------------------------------------------
Cumulative
totals                                $  [**]               [**]              [**]
-------------------------------------------------------------------------------------------------

As Communities Pageview
As revenues from indicated ISP's, if applicable
Less Communities Revenues


contract 17                  Prodigy Confidential

                                  EXHIBIT E

                             EXCLUDED ADVERTISERS

1.  America Online/CompuServe
2.  AT&T WorldNet
3.  EarthLink
4.  MindSpring
5.  Erols
6.  MCI Internet
7.  Sprint Passport
8.  Bell Atlantic Internet Services
9.  BellSouth Internet Services
10. MSN